Exhibit 3.1

SIXTH AMENDED AND RESTATED CHARTER

OF THE

SENECA GAMING CORPORATION

WHEREAS, Section I of the Constitution of the Seneca Nation of Indians of 1848, as amended, vests the Legislative Authority of the Seneca People in the Nation’s Tribal Council; and

WHEREAS, it is declared the policy of the Nation to promote the welfare and prosperity of its members and to actively promote, attract, encourage and develop economically sound commerce and industry through governmental action for the purpose of preventing unemployment and economic stagnation; and

WHEREAS, the Gaming industry is vitally important to the economy of the Nation and the general welfare of its members; and

WHEREAS, the ability of the Nation to finance, develop, construct, operate, and maintain certain Nation Gaming Facilities will be enhanced by the creation of a separate entity for such purposes, and the Company created by this Charter will be able to perform these functions, and, accordingly, will be of benefit to the Nation and its members; and

WHEREAS, on August 1, 2002, the Nation’s Council granted a Charter to create, appoint and constitute the SENECA GAMING CORPORATION, which Charter has been previously amended and restated; and

WHEREAS, the need now arises to amend and restate the Fifth Amended and Restated Charter of the SENECA GAMING CORPORATION.

NOW, THEREFORE, the Nation’s Council, pursuant to its constitutional authority, does hereby grant this Sixth Amended and Restated Charter to re-create, re-appoint and re-constitute the SENECA GAMING CORPORATION.

1.             Creation of Seneca Gaming Corporation and Principal Place of Business

By this Charter, the Nation creates the Seneca Gaming Corporation (the “Company”). The Company shall have its principal place of business at the William Seneca Administration Building, 1490 Route 438, Cattaraugus Reservation, Irving, New York 14081, or at such other location within the Nation’s territories that the Board of Directors of the Company shall determine.

2.             Purpose

The Company is organized for the purpose of developing, constructing, owning, leasing, operating, managing, maintaining, promoting and financing Nation Gaming Facilities and engaging in any other lawful activity, subject to any limitations imposed by any contract, indenture or other instrument by which the Company is bound. The Nation intends that the Company shall assume all obligations, responsibilities and duties of the Nation under gaming law existing at the date of enactment of this Charter, with the sole exception of the power of gaming regulation, gaming licensing and enforcement of applicable law, which powers are reserved to the Nation.

3.             Relation to Nation

a.             The Company shall constitute a governmental instrumentality of the Nation,

having autonomous existence separate and distinct from the Nation.

b.             For purposes of civil jurisdiction, regulatory jurisdiction and taxation, the Company shall be deemed a subordinate arm of the Nation and shall be entitled to all of the privileges and immunities of the nation.

c.             The Company shall have no power to exercise any regulatory or legislative power; the Nation reserves from the Company all regulatory, legislative and other governmental power, including, but not limited to the power to grant, issue, revoke, suspend or deny licenses, conduct background investigations, and enact legislation regulating Gaming on the territories of the Nation.

4.             Definitions

For purposes of this Charter, when capitalized, the following terms shall have the meanings respectively specified—

a.             “Board of Directors” shall mean the Board of Directors of the Company created by this Charter.

b.             “Compact” shall mean the “Nation-State Gaming Compact Between The Seneca Nation of Indians And The State Of New York.”

c.             “Company” shall mean the Seneca Gaming Corporation, created by this Charter.

d.             “Councillors” shall mean the duly elected Councillors of the Nation.

e.             “Council” shall mean the legislative elected body of the Nation.

f.              “Felony” shall mean only those offenses set forth under the Indian Major Crimes Act (18 U.S.C. § 1153).

g.             “Gaming” shall mean to deal, operate, carry on, conduct, maintain or expose for play any gaming as contemplated in the Seneca Nation of Indians Class III Gaming Ordinance of 2002 or the Indian Gaming Regulatory Act.

h.             “Management Contract” shall mean any contract, subcontract or collateral agreement between the Company and a contractor or a contractor and a subcontractor if such contract or agreement provides for the management of all or a part of a Nation Gaming Facility.

i.              “Nation” shall mean the Seneca Nation of Indians, a sovereign nation.

j.              “Nation Entity” shall mean any entity created or owned by the Nation for economic or governmental purposes and any entity which is controlled by the Council. An entity shall be deemed controlled by the Council if a majority of persons serving on the body which governs the entity are chosen by or are required to be Councillors.

k.             “Nation Gaming Facility” shall mean any existing and future establishment of the Nation (i) upon which Gaming takes place, (ii) which is authorized and licensed under applicable law, and (iii) which the Council designates for ownership, lease, development, construction, operation or management by the Company, including without limitation any Class III Gaming facilities established in accordance with the Compact.

l.              “Obligations” shall mean any notes, bonds, interim certificates, debentures or other evidences of indebtedness issued by the Company under this Charter.

m.            “Obligee” shall mean any holder of an Obligation, and any agent or trustee for any holder of any Obligation.

5.             Assets of Company

The Company shall have only those assets of the Nation formally assigned or leased to it by the Council or by a Nation Entity, together with whatever assets it acquires by other means as provided in this Charter. No activity of the Company nor any indebtedness incurred by it shall encumber, implicate or in any way involve assets of the Nation or another Nation Entity not assigned or leased in writing to the Company.

6.             Perpetual Succession

The Company shall have perpetual succession in its corporate name, provided, that the Council shall review the Company’s operations at least every ten (10) years to assess whether the Company continues to serve the interests of the Nation and its people.

7.             Ability to Sue and Be Sued

a.             The Council hereby gives its consent to allowing the Company, by resolution duly adopted by the Board of Directors, to sue and to be sued in its corporate name, upon, or to submit to arbitration or alternative dispute resolution any controversy arising under, any contract, claim or obligation arising out of its activities under this Charter, provided, that such resolution shall be subject to the approval of Council. The Council also authorizes the Company, by resolution duly adopted by the Board of Directors, to agree by contract to waive its immunity from suit, provided that such waiver shall be subject to the approval of Council. Notwithstanding the foregoing, the Nation shall not be liable for the debts or obligations of the Company and the Company shall have no power to pledge or encumber the assets of the Nation. This action does not constitute a waiver of any immunity of the Nation or a delegation to the Company of the power to make such a waiver. The Company’s ability to sue and be sued and to waive its immunity from suit shall at all times remain with the Board of Directors to be granted by duly adopted resolution subject to the approval of Council.

b.             The Company, by resolution duly adopted by the Board of Directors and approved by the Council, shall have the authority to consent (i) to the exercise of jurisdiction over any suit or over the Company by the courts of any state, the federal courts, the courts of the Nation or any other Indian Nation, or the courts of any United States territory or foreign jurisdiction, and (ii) to arbitration or alternative dispute resolution. Such authority shall at all times remain with the Board of Directors to be granted by duly adopted resolution subject to the approval of Council.

c.             Except as expressly provided in this section, the Nation by the adoption of this Charter and the establishment of the Company is not waiving its sovereign immunity in any respect or consenting to the jurisdiction of any court. This section shall be strictly construed with a view toward protecting Nation assets from the reach of creditors and others.

8.             Powers of Company

a.             It is the purpose and intent of this Charter to authorize the Company to do any and all things necessary or desirable in connection with the financing, development, construction, ownership, lease, operation, management, maintenance, and promotion of Nation Gaming Facilities, or in connection with any other authorized activities conducted by the Company, and to secure the financing and assistance necessary for such activities.

b.             Each Nation Gaming Facility shall be operated by the Company as provided in this Charter.

c.             Subject to the limitations set forth in this Charter and Nation law, the Board of Directors shall manage and have complete control over the conduct of Company affairs and shall have the full power to act for and bind the Company. Such authority shall be exercised pursuant to the bylaws of the Company and, where appropriate, by duly adopted resolution.

d.             Subject to the limitations set forth in this Charter and Nation law, the Company, by and through the Board of Directors acting on behalf of the Company, shall have the following powers which it may exercise consistent with the purposes for which the Company was established:

i.              to develop, construct, own, lease, mortgage, operate, manage, promote and finance Nation Gaming Facilities, including expansions and enlargements thereof, including the power to enter into leases and leasehold mortgages, provided, that prior to engaging in any of the activities authorized by this subsection that require a significant expenditure of Company resources that the Company submit a comprehensive business plan to Council for its review and approval;

ii.             if the Board of Directors determines it to be in the best interests of the Company and the Nation, to terminate the operation of any Nation Gaming Facility and to dispose of, demolish or abandon any facilities relating thereto, subject to the approval of Council;

iii.            to have a corporate seal, and alter the seal, and use it by causing it or a facsimile to be affixed, impressed or reproduced in any other manner;

iv.            to adopt, amend or repeal bylaws, including emergency bylaws, relating to the business of the Company, the conduct of its affairs, its rights and powers and powers of its Board of Directors and officers, subject to the review and approval of Council as provided in this Charter;

v.             to elect or appoint officers, employees or other agents of the Company, prescribe their duties and fix their compensation, and indemnify members, officers, employees and agents;

vi.            to enter into, make, perform and carry out, cancel and rescind contracts, agreements and understandings for any lawful purpose pertaining to its business with any Nation, federal, state or local governmental agency or with any person, partnership, limited partnership, corporation, limited liability company, Indian Nation, Nation Entity, or other entity, provided, that any such contracts, agreements or understandings with any government or governmental agency or entity shall be subject to the approval of Council;

vii.           to enter into, make, perform and carry out, cancel and rescind any Management Contract, subject to the approval of Council;

viii.          to lease property from the Nation, a Nation Entity or others for such periods as are authorized by law, and to hold, mortgage, manage or sublease the same; provided, however, that nothing herein shall be construed to include, and the Company shall not have, any power to grant or permit or purport to grant or permit any right, lien, encumbrance or interest in or on any real property within Nation territories unless pursuant to a lease, authorized and approved by the Council;

ix.            to give guarantees and incur liabilities, provided that significant guarantees or liabilities shall be subject to the approval of Council;

x.             to lend money to any subsidiary corporation subject to the approval of Council, invest and reinvest funds, and take and hold the Company’s real and personal property as security for the payment of funds so loaned or invested;

xi.            subject to the provisions of this Charter, to obtain financing and refinancing, to borrow money at rates of interest as the Company may determine, to issue temporary or long term indebtedness and to repay the same;

xii.           subject to the provisions of this Charter, to mortgage or pledge assets and receipts of the Company as security for debts;

xiii.          to agree to any conditions attached to federal, state or local financial assistance;

xiv.          to purchase, receive, take by grant, devise, bequest or otherwise, lease or otherwise acquire, own, hold, improve, employ, use, and otherwise enjoy all powers necessary or appropriate to deal in and with, real and personal property, or an interest in real or personal property, wherever situated; provided, that purchases of real property and significant expenditures of personal property shall be subject to the approval of Council;

xv.                               subject to the provisions of this Charter, to sell, convey, lease, exchange, transfer or otherwise dispose of, or mortgage or pledge, or create a security interest in any of its property or an interest in its property, wherever situated; provided, however, that nothing herein shall be construed to include, and the Company shall not have, any power to grant or permit or purport to grant or permit any right, lien, encumbrance or interest in or on any real property within the Nation unless pursuant to a lease, authorized and approved by the Council;

xvi.                            to purchase, take, receive, subscribe for, or otherwise acquire, own, hold, vote, employ, sell, lend, lease, exchange, transfer or otherwise dispose of, pledge, use and otherwise deal in and with, bonds and other obligations, shares or other securities or interests issued by others, whether engaged in similar or different business, governmental, or other activities, including banking corporations and trust companies, subject to the approval of Council;

xvii.                         to employ contractors, consultants, attorneys and accountants, provided that the Company shall not engage in any efforts to politically influence any Indian nation, federal, state, or local government or their officials;

xviii.                      to employ, discipline and discharge employees and establish personnel policies and terms and conditions of employment;

xix.                              to undertake and carry out studies and analyses of existing and potential Nation Gaming Facilities;

xx.                               to establish procedures for resolving disputes between the Gaming public and the Nation Gaming Facility or any management contractor, and to establish and implement any such procedures that may be required to be established and implemented with respect to operation of the Nation Gaming Facility in accordance with the Compact or applicable law;

xxi.                            to purchase insurance from any stock or mutual company for any property or against any risk or hazards;

xxii.                         to establish and maintain such bank accounts as may be necessary or convenient;

xxiii.                      to participate with others in any corporation, partnership, limited partnership, limited liability company, or other association of any kind, or in any transaction, undertaking, or agreement which the Company would have power to conduct by itself, subject to the approval of Council;

xxiv.                     subject to the provisions of this Charter, to allow the Company to sue and be sued in its corporate name, upon any contract, claim or obligation arising out of its activities under this Charter and to agree by contract to waive its immunity from suit;

xxv.                          subject to the provisions of this Charter, to consent to the exercise of jurisdiction over any suit or over the Company by the courts of any state, the federal courts, the courts of the Nation or any other Indian Nation, or the courts of any United States territory or foreign jurisdiction, or to arbitration or alternative dispute resolution;

xxvi.                       to utilize, with the consent of the President of the Nation, the agents, employees and facilities of the Nation for in-kind services, paying the Nation mutually agreed upon share of the costs for said in-kind services;

xxvii.                    to act as, and to exercise all rights and perform all obligations of, the “Nation Gaming Operation” as such entity is defined in the Compact;

xxviii.                 to take such further specific actions as the Board of Directors may deem necessary to effectuate any or all of the purposes for which the Company is organized;

xxix.                         to enjoy the sovereign immunity of the Nation, to the same extent as the Nation, provided that the actions of the Company or any of its officials, employees, or duly authorized agents are authorized by the provisions of this Charter; and

xxx.                            upon the direction of the Council, to exercise any or all of the foregoing powers through the control, operation and management of any subsidiary company or other entity created by or under authority of the Nation for the purpose of developing, financing, operating and conducting the business of any one or more Nation Gaming Facility; provided, however, that any such subsidiary company or other entity shall be  operated and managed in accordance with and in fulfillment of the purposes set forth in this Charter and any charter or other enabling authority governing such subsidiary company or other entity.

9.                                      Management of the Company

a.                                       There is hereby established a Board of Directors of the Company, the purpose of which is to carry out the duties and powers of the Company as set forth in this Charter.

b.                                      There shall be no less than four (4) nor more than seven (7) members of the Board, not less than five (5) of whom shall be enrolled Senecas.  No elected official of the Nation may serve on the Board, nor any Company employee or any person with an economic interest in any of the Company’s activities.  Board members shall constitute “public officials” for purposes of the Nation Ethics Law.

c.                                       The Council shall appoint Board members.  The Clerk of the Nation shall give public notice of Board vacancies on or before February 1 of each year.  The Clerk shall receive candidate applications and certify to the Council that all candidate qualifications set forth in subsection 9(b) have been met and that each candidate has certified that the candidate meets each of the additional criteria set forth in subsections 9(d)(i) and (d)(ii). Upon certification, the Clerk shall notify the Councillors and coordinate with the Council Administrator an interview for each eligible candidate at least seven (7) days prior to his or her scheduled appointment.  Vacancies shall be filled by Council appointment following at least thirty (30) days public notice of said vacancy, unless in the event of an emergency.  An appointment of a Board member shall take effect from the date and time at which the Council adopts the resolution authorizing such appointment.

d.                                      Any Board candidate shall be eligible to serve as a member of the Board only if the following additional criteria are satisfied:

(i)                                     is at least 21 years old,

(ii)                                  has earned a high school diploma or equivalent,

(iii)                             has not been convicted of a felony,

(iv)                              has been certified by the Seneca Gaming Authority as having met the substantive standards necessary to obtain a license from the Authority if such candidate were a “Class III Gaming Key Employee,” as that term is used in the Nation’s Class III Gaming Ordinance.

The Council shall appoint at least one (1) board member who shall (i) possess a Master of Business Administration or Juris Doctorate degree, or (ii) be a Certified Public Accountant, or (iii) have at least ten (10) years experience as a senior manager or board member of a publicly held gaming corporation.

e.                                       Board members shall serve for a term of three (3) years and until his or her successor has been appointed or until his or her earlier death, resignation, or removal.  Director terms commence and expire as of the date of the annual meeting of a given year.

f.                                         Board members have a fiduciary duty to the Company, including duties of care, loyalty and obedience.  In simple terms this means that they are required to act reasonably, prudently and in the best interests of the Company, to avoid negligence or fraud, and to avoid conflicts of interest.  In the event that the duties of care, loyalty and/or obedience are breached, the person breaching the duty is potentially liable to the Company for any damages caused as a result of the breach.

1.  The duty of care is very broad, requiring officers and directors to exercise ordinary and reasonable care in the performance of their duties, exhibiting honesty and good faith.  Officers and directors must act in a manner which they believe to be in the best interests of the Company, and with such care, including reasonable inquiry, as an ordinarily prudent person in a like position would use under similar circumstances.

2.  The duty of loyalty encompasses a duty to avoid conflicts of interests and to provide undivided allegiance to the Company’s mission.  A conflict may exist when an officer or director participates in the deliberation and resolution of an issue important to the Company while the individual, at the same time, has other professional, business or volunteer responsibilities outside of the Company that could predispose or bias the individual one way or another regarding the issue.  In these situations, it is typically not enough for the individual to be aware of the conflict and to attempt to act in the Company’s best interests despite the conflict.  Rather, for many conflicts, full disclosure to the Board and refraining from participation in the Board’s deliberation and resolution of the issue (i.e., recusal) are required to remedy the conflict.  For serious, visible, and continuing or pervasive conflicts, withdrawal from the officer or directorship, or from the outside conflicting responsibility, may be required.  It is important to be sensitive to and avoid apparent conflicts of interest as well as actual ones.

3.  The duty of obedience requires officers and directors to act in accordance with the Company’s Charter, bylaws and other governing documents, as well as applicable laws and regulations.

4.  Unless an officer or director has knowledge that makes reliance unwarranted, an officer or director, in performing his or her duties to the Company, may rely on (written or oral) information, opinions, reports or statements, including financial statements and other financial data, if prepared or presented by:  (i) one or more officers or employees of the Company whom the officer or director believes in good faith to be reliable and competent in the matters presented; (ii) legal counsel, public accountants, or other persons as to matters which the officer or director believes in good faith to be within the person’s professional or expert competence; or (iii) in the case of reliance by directors, a committee of the board on which the director does not serve if the director believes in good faith that the committee merits confidence.

5.  Directors cannot remain willfully ignorant of the affairs of the Company.  A director chosen as treasurer, for example, with limited knowledge of finance cannot simply rely on the representations and reports of staff or auditors that “all is well.”

g.                                      The Council, upon the recommendation of a majority of the Board, may remove a Board member for cause. The Council, upon its own initiative, may remove a Board member for cause upon the affirmative vote of at least ten (10) Councillors.

10.                               Operation of Company

a.                                       The Company shall conduct business pursuant to bylaws consistent with this Charter and adopted by the Board of Directors, subject to the approval of Council.

b.                                      The Company may have such officers and committees as the bylaws may provide.

c.                                       The Board of Directors shall meet as often as necessary to conduct its business, but no less frequently than monthly. An agenda for every meeting shall be prepared by the Board Chairman and posted publicly at least three (3) days prior to the next scheduled meeting, unless in the event of an emergency.  All meetings shall be held at either the Allegany or Cattaraugus Territory. Four (4) members of the Board of Directors shall be necessary to constitute a quorum for the transaction of business. An action taken or approved by at least four (4) of the Board members present at a meeting at which a quorum is present shall be necessary to constitute an official act of the Company. The Board of Directors shall keep complete and accurate records of all meetings and actions taken.

d.                                      The Board of Directors shall keep full and accurate financial records, make periodic reports to the Council and submit a complete annual report, in written form, to the Council as required by the provisions of this Charter.

e.                                       The Board of Directors shall hold a meeting open to the Seneca public on the fourth Saturday of January, April, July, and October every year at which the Board shall provide information on the health and well-being of the Company.

f.                                         The members of the Board of Directors may receive a stipend for their services as provided in the bylaws, and shall be reimbursed for actual expenses incurred in the discharge of their duties, including necessary travel expenses. In no event shall compensation be based on the profitability of Gaming operations.

11.                               Obligations

a.                                       The Company may obtain financing and issue Obligations from time to time subject to the approval of Council for any of its purposes and may also refinance and issue refunding obligations for the purpose of paying or retiring Obligations as it may determine, including Obligations on which the principal and interest are payable:

i.                                        exclusively from the income and revenues of the Nation Gaming Facility financed with the proceeds of such Obligations, or with such income and revenues together with a grant or subsidy from the federal, state or Nation government in aid of such establishment or development;

ii.                                     exclusively from the income and revenues of certain designated Nation Gaming Facilities whether or not they were financed in whole or in part with the proceeds of such Obligations; or

iii.                                  from its revenues generally.

b.                                      Neither the members of the Board of Directors nor any person executing the Obligations shall be liable personally on the Obligations by reason of issuance thereof.

c.                                       The Obligations of the Company shall not be a debt of the Nation and the Obligations shall explicitly so state on their face.

d.                                      Obligations of the Company may be in negotiable form.

e.                                       In connection with the issuance of Obligations and to secure the payment of such Obligations, the Company, subject to the limitations in this Charter and the requirements of the Compact, may;

i.                                        pledge all or any part of the gross fees or revenues of the Company to which its rights then exist or may thereafter come into existence;

ii.                                     provide for the powers and duties of Obligees and limit their liabilities; and provide the terms and conditions on which such Obligees may enforce any covenant or rights securing or relating to the Obligations;

iii.                                  covenant against pledging all or any part of the fees and revenues of the Company or against mortgaging any or all of the real or personal property of the Company to which its title or right then exists or may thereafter come into existence or permitting or suffering any lien on such revenues or property;

iv.                                 covenant with respect to limitations on the right of the Company to sell, lease or otherwise dispose of any Nation Gaming Facility or any part thereof;

v.                                    covenant as to what other or additional debts or obligations may be incurred by it;

vi.                                 covenant as to the Obligations to be issued and as to the issuance of such Obligations in escrow or otherwise, and as to the use and disposition of the proceeds thereof;

vii.                              provide for the replacement of lost, destroyed or mutilated Obligations;

viii.                           covenant against extending time for the payment of its Obligations or interest thereon;

ix.                                   redeem the Obligations and covenant for their redemption and provide for the terms and conditions thereof;

x.                                      covenant concerning any fees to be charged in the operation of a Nation Gaming Facility, the amount to be raised each year or other period of time by such fees and other revenues, and as to the use and disposition to be made thereof;

xi.            create or authorize the creation of special funds for monies held for construction, development or operating costs, debt service, reserve or other purposes, and covenant as to the use and disposition of the monies held in such funds;

xii.           prescribe the procedure, if any, by which the terms of any contract with holders of Obligations may be amended or abrogated, the proportion of outstanding Obligations the holders of which must consent thereto, and the manner in which such consent may be given;

xiii.          covenant as to the use, maintenance and replacement of the real and personal property of the Company, the insurance to be carried thereon and the use and disposition of insurance proceeds;

xiv.          covenant as to the rights, liabilities, powers and duties arising upon the breach by it of any covenant, condition or obligation;

xv.           covenant and prescribe as to events of default and terms and conditions upon which any or all of its Obligations become or may be declared due before maturity, and as to the terms and conditions upon which such declaration and its consequences may be waived;

xvi.          vest in any Obligees or any proportion of them the right to enforce the payment of Obligations or any covenant securing or relating to the Obligations;

xvii.         exercise all or a part or a combination of the powers granted in this section;

xviii.       make covenants other than and in addition to the covenants expressly authorized in this section, of like or different character;

xix.          make any covenants and do any acts and things necessary or convenient or desirable in order to secure its Obligations, or, in the absolute discretion of the Company, tending to make the Obligations more marketable although the covenants, acts or things are not enumerated in this section;

xx.           pledge, mortgage or grant a security interest in all or any part of the assets of the Company; and

xxi.          waive, conditionally, or unconditionally, the sovereign immunity of the Company;

provided, however, that nothing herein shall be construed to include, and the Company shall not have, any power to waive any of the privileges or immunities of the Nation, to borrow or lend money on behalf of the Nation, or to grant or permit or purport to grant or permit any right, lien, encumbrance or interest in or on any of the assets of the Nation.

12.                               Reports to the Council

a.                                       The Board of Directors shall prepare and submit to the Council within thirty (30) days after the close of each quarter a quarterly report, signed by the Board Chairperson and the Chairperson of the Board Finance Committee, showing:

i.              a summary of the quarter’s activities;

ii.             the financial condition of the Company and of each Nation Gaming Facility;

iii.            any significant problems and accomplishments;

iv.            plans for the following quarter; and

v.             such other information as the Board of Directors or the Council deems pertinent.

b.                                      The Board of Directors shall prepare and submit to the Council within sixty (60) days after the close of each fiscal year an annual report, signed by the Board Chairperson and the Chairperson of the Board Finance Committee, showing;

i.              a summary of the fiscal year’s activities;

ii.             the complete financial condition of the Company and of each Nation Gaming Facility including a detailed report outlining the operations of the Company and of each Nation Gaming Facility;

iii.            any significant problems and accomplishments;

iv.            plans for the following fiscal year; and

v.             such other information as the Board of Directors or the Council deems pertinent.

13.          Finances and Accounting

a.                                       The fiscal year of the Company shall be the fiscal year of the Nation.

b.                                      The Board of Directors shall establish and install an accounting system (i) in conformity with accounting principles generally accepted in the Gaming industry, and (ii) necessary and advisable, in the reasonable discretion of the Board of Directors, in order to manage the assets of the Company and the Gaming assets of the Nation. Such accounting system shall insure the availability of information as may be necessary to comply with the Compact, and with applicable Nation and federal regulatory requirements.

c.                                       The accounts and records of the Company shall be audited at the close of each fiscal year in accordance with the provisions of the Indian Gaming Regulatory Act and the regulations of the National Indian Gaming Commission and, to the extent applicable, the Compact. Copies of such audit reports shall be furnished to the Council.

d.                                      In its capacity as the “Nation Gaming Operation” for any Nation Gaming Facility, the Company shall establish a “System of Internal Controls” for purposes of, and as defined in, the Compact.

e.                                       The books, records and property of the Company shall be available for inspection at all reasonable times by authorized representatives of the Nation.

14.          Indemnification

a.                                       The Company shall (i) indemnify, save and hold harmless the Nation and its agents and employees from any and all claims arising out of its activities, (ii) defend at its own cost and expense any action or proceeding commenced for the purpose of asserting any claim arising out of its activities, and (iii) reimburse any expense which may be incurred by the Nation to defend any such claim until the Company assumes such defense; provided, however, that the Nation shall have the right, but not the obligation, to participate, at the Company’s expense, in any settlement, compromise or litigation thereof through counsel of its own choice and shall have the right to direct and control the negotiations, settlement and litigation if the same shall have a direct effect upon the Nation.

b.                                      The Company shall indemnify, save and hold harmless the Board members and officers of the Company, or any person acting at their official direction, if any one of them is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a Company Board member or officer, or person acting at their official direction, against expenses (including attorneys’ fees), judgments, fines and amounts paid in connection with such action, suit or proceeding, if such person had no reasonable cause to believe that his or her conduct was unlawful or otherwise improper; provided, however, that no indemnification shall be made for which such person shall have been adjudged to be liable for willful misconduct or a violation of the criminal law in the performance of such person’s duty to the Company, unless, and then only to the extent that, the court in which such action or suit is brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expense as such court shall deem proper.

15.                               Bond

The Board of Directors, on behalf of and in the name of the Company, shall obtain or provide for the obtaining of adequate fidelity bond coverage of its officers, agents, or employees handling cash or authorized to sign checks or certify vouchers.

16.                               Judgment Proof Property

All property including funds acquired or held by the Company pursuant to this Charter shall be exempt from levy and sale by virtue of an execution, and no execution or other judicial process shall issue against the same nor shall any judgment against the Company be a charge or lien upon such property. However, the provisions of this section shall not apply to or limit the right of lenders or Obligees to pursue any remedies for the enforcement of any pledge or lien given by the Company on its fees or revenues, nor to any explicit waiver of immunity specifically subjecting Company property to levy, execution or judicial process which is contained in a contract and approved by resolution of the Board of Directors as provided in this Charter.

17.                               Dissolution or Liquidation

a.                                       In the event of the dissolution or final liquidation of the Company, none of the property of the Company nor any proceeds thereof shall be distributed to or divided among any of the directors or officers of the Company or inure to the benefit of any individual.

b.                                      After all liabilities and obligations of the Company have been paid, satisfied and discharged, or adequate provision made therefor, all remaining property and assets of the Company shall be distributed to the Nation or, at the Nation’s direction, to one or more organizations designated pursuant to a plan of distribution.

18.                               Amendment

This Charter may be amended within the first sixty (60) days if its adoption by a majority vote of the Council; provided, however, that thereafter no provision of this Charter may be amended unless the Council shall have twice approved such amendment by twelve (12) votes of the Councillors at two (2) separate sessions of the Council convened no less than one (1) week apart.

19.                               Severability

If any provision of this Charter is held invalid, the remainder of the provisions of this Charter shall not be affected.

20.                               Effective Date

This Charter shall be effective on April 23, 2009.